Exhibit 10.6

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT, dated as of __________, 200__, made by Advanced Photonix, Inc., a Delaware corporation (the “Grantor”), in favor of The PrivateBank and Trust Company, an Illinois banking corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, Grantor and Lender executed that certain Loan Agreement dated September ____, 2008 (as amended or modified from time to time, “Credit Agreement”);

WHEREAS, Grantor executed and delivered to Lender a certain promissory notes by Grantor payable to Lender each dated September ____, 2008 (as amended, modified, renewed or replaced, collectively, the “Notes”);

WHEREAS, the Grantor owns certain Trademarks and Trademark Licenses listed on Schedule I hereto;

WHEREAS, the Grantor owns certain Patents and Patent Licenses listed on Schedule II hereto;

WHEREAS, the Grantor owns certain Copyrights and Copyright Licenses listed on Schedule III hereto;

WHEREAS, pursuant to the Credit Agreement, Grantor agreed that, within ten (10) days after the payment in full of its existing indebtedness to the former shareholders of Picometrix, Grantor would grant to Lender a first priority security interest in all of its intellectual property collateral pursuant to this Agreement, a form of which was attached to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit to Grantor, the Grantor hereby agrees with the Lender, as follows:

(1) Defined Terms. The following terms shall have the following meanings:

“Agreement”: this Patent, Trademark and Copyright Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of Michigan.

“Collateral”: as defined in Section 2 of this Agreement.

“Copyright Licenses”: all United States license agreements with any other person in connection with any of the Copyrights or such other person’s copyrights, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule III hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Copyrights”: all United States copyrights and mask works, whether or not registered, and all applications for registration of all copyrights and mask works, including, but not limited to all copyrights and mask works, and all applications for registration of all copyrights and mask works identified in Schedule III hereto and made a part hereof, and including without limitation (1) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (2) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past or future infringements thereof); and (3) all rights corresponding thereto and all modifications, adaptations, translations, enhancements and derivative works, renewals thereof, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (Copyrights and Copyright Licenses being, collectively, the “Copyright Collateral”).

“Event of Default”: shall have the meaning given to such term in the Credit Agreement.

“General Intangibles”: as defined in Section 9-102 of the Code, including, without limitation, all Patents, Trademarks and Copyrights now or hereafter owned by the Grantor to the extent such Patents, Trademarks and Copyrights would be included in General Intangibles under the Code.

“Lien”: any lien, security interest, pledge, encumbrance or other similar charge, whether voluntary or involuntary and however created.

“Obligations”: the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Note, and all other obligations and liabilities of the Grantor to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, including, without limitation, obligations and liabilities which may arise under, out of, or in connection with, the Note, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Lender).

“Patent License”: all United States license agreements with any other person in connection with any of the Patents or such other person’s patents, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule II hereto and made a part hereof, subject, in each case, to the terms of such license agreements and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Patents”: all United States letters patents, patent applications and patentable inventions, including, without limitation, all patents and patent applications identified in Schedule II attached hereto and made a part hereof, and including without limitation (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (Patents and Patent Licenses being, collectively, the “Patent Collateral”).

“Trademark License”: all United States license agreements with any other person in connection with any of the Trademarks or such other person’s names or trademarks, whether the Grantor is a licensor or a licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule I hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter covered by such licenses.

“Trademarks”: all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including, without limitation, each registration and application identified in Schedule I attached hereto and made a part hereof, and including without limitation (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (b) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof) and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin (Trademarks and Trademark Licenses being, collectively, the “Trademark Collateral”).

(b)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(2) Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby assigns, pledges and grants to the Lender a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Trademarks;

(ii)	all Trademark Licenses;

(iii)	all Patents;

(iv)	all Patent Licenses;

(v)	all Copyrights;

(vi)	all Copyright Licenses;

(vii)	all General Intangibles connected with the use of or symbolized by the Trademarks, Patents and Copyrights; and

(viii)	to the extent not otherwise included, all proceeds and products of any and all of the foregoing;

Notwithstanding anything herein to the contrary, “Collateral” shall not include any General Intangible that is the subject of a written agreement, document or instrument which specifically prohibits assignment thereof or grant of a security interest therein but only to the extent of such prohibition, or, if such agreement, document or instrument conditions assignment thereof or grant of a security interest therein upon consent of a third party, only to the extent that Grantor, after using commercially reasonable efforts, has not obtained such consent.

(3) Grantor Remains Liable; Limitations on Lender’s Obligations. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(4) Representations and Warranties. The Grantor represents and warrants as follows:

(a) Title; No Other Liens. Except for the Liens granted to the Lender, the Grantor is (or, in the case of after-acquired Collateral, will be) the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks set forth on Schedule I hereto, the Patents set forth on Schedule II hereto and the Copyrights set forth on Schedule III hereto free and clear of any and all liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is on file or of record in any public office (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) except such as may have been filed in favor of the Lender pursuant to this Agreement.

(b) Perfected First Priority Liens. (i) This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Lender.

(ii) Upon filing of the financing statements delivered to the Lender (and the recording of this Agreement in the United States Patent and Trademark Office and the United States Copyright Office), the Liens created pursuant to this Agreement will constitute valid and perfected Liens on the Collateral in favor of the Lender, which Liens will be prior to all other Liens on the Collateral, and which Liens are enforceable as such against all creditors of and purchasers (except to the extent that the recording of an assignment or other transfer of title to the Lender in the United States Patent and Trademark Office and the United States Copyright Office may be necessary for such enforceability) from the Grantor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(c) Consents. No consent of any party (other than such Grantor) to any Patent License, Trademark License, or Copyright License constituting Collateral is required, or purports to be required, to be obtained by or on behalf of such Grantor in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Trademark License, and Copyright License constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor and (to the knowledge of the Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses, Trademark Licenses, or Copyright Licenses by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect. Neither the Grantor nor (to the knowledge of the Grantor) any other party to any Patent License, Trademark License, or Copyright License constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as would not reasonably be expected, in the aggregate, to have a material adverse effect on the value of the Collateral. The right, title and interest of the Grantor in, to and under each Patent License, Trademark License, and Copyright License constituting Collateral are not subject to any defense, offset, counterclaim or claim.

(d) Schedules I, II and III are Complete; All Filings Have Been Made. Set forth in Schedules I, II and III is a complete and accurate list of the Trademarks, Patents and Copyrights owned by the Grantor of the date hereof. The Grantor has made all necessary filings and recordations to protect and maintain its interest in the Trademarks, Patents and Copyrights set forth in Schedules I, II and III, including, without limitation, all necessary filings and recordings, and payments of all maintenance fees, in the United States Patent and Trademark Office and the United States Copyright Office to the extent such Trademarks, Patents and Copyrights are material to the Grantor’s business. Set forth in Schedules I, II and III is a complete and accurate list of all of the material Patent Licenses, Trademark Licenses, and Copyright Licenses owned by the Grantor as of the date hereof.

(e) The Trademarks and Trademark Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each trademark registration and trademark application of the Grantor set forth in Schedule I is subsisting as of the date hereof and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid, registerable and enforceable. As of the date hereof, each of the Trademark Licenses set forth in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Lender in writing of all uses of any item of Trademark Collateral of which the Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(f) The Patent and Patent Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each Patent and patent application of the Grantor set forth in Schedule II is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid, patentable and enforceable. As of the date hereof, each of the Patent Licenses set forth in Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Lender in writing of all uses of any item of Patent Collateral material to the Grantor’s business of which the Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

(g) The Copyrights and Copyright Licenses are Subsisting and Not Adjudged Invalid. As of the date hereof, each Copyright registration and Copyright application of the Grantor set forth in Schedule III is subsisting and has not been adjudged invalid, unregisterable or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid, registerable and enforceable. As of the date hereof, each of the Copyright Licenses set forth in Schedule III is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of the Grantor’s knowledge, is valid and enforceable. As of the date hereof, the Grantor has notified the Lender in writing of all uses of any item of Copyright Collateral material to the Grantor’s business of which the Grantor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

(h) No Previous Assignments or Releases. As of the date hereof, the Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Collateral, except with respect to non-exclusive licenses granted in the ordinary course of business or as permitted by this Agreement or the Loan Documents. As of the date hereof, the Grantor has not granted any license, shop right, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Collateral.

(i) Proper Statutory Notice. The Grantor has marked its products with the trademark registration symbol, copyright notices, the numbers of all appropriate patents, the common law trademark symbol or the designation “patent pending,” as the case may be, to the extent that it is reasonably and commercially practicable. The Grantor has marked publicly-distributed copies of its computer programs with a statutory copyright notice set forth in the U.S. Copyright Act, 17 U.S.C. Sections 101,401.

(j) No Knowledge of Claims Likely to Arise. Except for the Trademark Licenses, Patent Licenses, and Copyright Licenses listed in Schedules I, II, and III hereto, the Grantor has no knowledge of the existence of any right or any threatened or pending claim (other than as provided by this Agreement) that will be made under or against any item of Collateral contained on Schedules I, II and III.

(k) No Knowledge of Existing or Threatened Claims. No claim has been made and is continuing or, to the best of the Grantor’s knowledge, threatened that the use by the Grantor of any item of material Collateral is invalid or unenforceable or that the use by the Grantor of any material Collateral does or may violate the rights of any person. To the best of the Grantor’s knowledge, there is currently no infringement or unauthorized use of any item of material Collateral contained on Schedules I, II and III.

(5) Covenants. The Grantor covenants and agrees with the Lender that, from and after the date of this Agreement until the payment in full of the Obligations:

(a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Lender or the Grantor, as the case may be, and at the sole expense of the Grantor, the Grantor or the Lender, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender or the Grantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Lender agrees to notify the Grantor and the Grantor agrees to notify the Lender of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing. The Grantor agrees that it shall notify the Bank if Grantor submits an application for registration of a copyright and provide the Bank within thirty (30) days of Grantor’s receipt thereof with a copy of any certificate of registration of a copyright issued by the United States Copyright Office.

(b) Indemnification and Expenses. The Grantor agrees to pay, and to save the Lender harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by the Grantor in complying with any material requirement of law applicable to any of the Collateral, or (ii) in connection with any of the transactions contemplated by this Agreement, provided that, in either case, such indemnity shall not be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Lender, its agents or employees. In any suit, proceeding or action brought by the Lender under any of the Collateral for any sum owing thereunder, or to enforce any of the Collateral, the Grantor will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense or counterclaim raised in any such suit, proceeding or action.

(c) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby. For the Lender’s further security, the Lender shall have a security interest in all of the Grantor’s books and records pertaining to the collateral, and the Grantor shall permit the Lender or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Lender.

(d) Right of Inspection. Upon reasonable advance notice to the Grantor, the Lender and its respective representatives shall have access during normal business hours to all the books, correspondence and records of the Grantor, and the Lender and its respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Lender, at the Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Lender shall, and shall cause its respective representatives to, use good faith efforts not to interfere with the normal business operations of Grantor.

(e) Compliance with Laws, etc. The Grantor will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof, except to the extent that the failure to so comply would not be reasonably expected to materially adversely affect in the aggregate the Lender’s rights hereunder, the priority of its Liens on the Collateral or the value of the Collateral.

(f) Further Identification of Collateral. The Grantor will furnish to the Lender from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Lender may reasonably request, all in reasonable detail.

(g) Security Interest in Any Newly Acquired Collateral. The Grantor agrees that should it obtain an ownership interest in any Trademark, Patent, Trademark License, Patent License, Copyright or Copyright License which is not now a part of the Collateral, (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Trademark, Patent, Trademark License, Patent License, Copyright and Copyright License shall automatically become part of the Collateral, and (iii) with respect to any ownership interest in any Trademark, Patent, Copyright, Trademark License, Patent License, or Copyright License that the Grantor should obtain which the Grantor reasonably deems is material to its business, it shall give notice thereof to the Lender in writing, in reasonable detail, within 30 days after acquiring such ownership interest. The Grantor authorizes the Lender to modify this Agreement by amending Schedules I, II and III (and will cooperate with the Lender in effecting any such amendment) to include on Schedule I any Trademark and Trademark License and on Schedule II any Patent or Patent License and on Schedule III any Copyright or Copyright License of which it receives notice under this Section.

(h) Maintenance of the Trademark Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to use commercially reasonable efforts to (i) defend, enforce, preserve the validity and ownership of, and maintain each trademark registration and each Trademark License identified on Schedule I hereto, and (ii) pursue each trademark application now or hereafter identified in Schedule I hereto, including, without limitation, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation, infringement and misappropriation proceedings, except, in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to use commercially reasonable efforts to take corresponding steps with respect to each new or acquired trademark registration, trademark application or any rights obtained under any Trademark License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(i) Maintenance of the Patent Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to use commercially reasonable efforts to (i) defend, enforce, preserve the validity and ownership of, and maintain each Patent and each Patent License identified on Schedule II hereto, and (ii) pursue each patent application, now or hereafter identified in Schedule II hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to use commercially reasonable efforts to take corresponding steps with respect to each new or acquired Patent, patent application, or any rights obtained under any Patent License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(j) Maintenance of the Copyright Collateral. The Grantor agrees to take all necessary steps, including, without limitation, in the United States Copyright Office or in any court, to use commercially reasonable efforts to (i) defend, enforce, and preserve the validity and ownership of, and maintain each Copyright and Copyright License identified on Schedule III hereto, and (ii) pursue each Copyright application, now or hereafter identified in Schedule III hereto, including, without limitation, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. The Grantor agrees to use commercially reasonable efforts to take corresponding steps with respect to each new or acquired Copyright, Copyright application, or any rights obtained under any Copyright License, in each case, which it is now or later becomes entitled, except in each case in which the Grantor has reasonably determined that any of the foregoing is not of material economic value to it. Any expenses incurred in connection with such activities shall be borne by the Grantor.

(k) Grantor Shall Not Abandon any Collateral. The Grantor shall not abandon any trademark registration, copyright registration, Patent or any pending trademark or patent application, without the written consent of the Lender, unless the Grantor shall have previously determined that such use or the pursuit or maintenance of such trademark registration, copyright registration, Patent or pending trademark or patent application is not of material economic value to it, in which case, the Grantor will, at least annually, give notice of any such abandonment to the Lender in writing.

(l) Infringement of Any Collateral. In the event that the Grantor becomes aware that any item of the Collateral which the Grantor has reasonably determined to be material to its business is infringed or misappropriated by a third party, the Grantor shall notify the Lender as soon as practicable and in writing, in reasonable detail, and shall take such actions as the Grantor or the Lender deems reasonably appropriate under the circumstances to protect such Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Grantor. The Grantor will advise the Lender promptly and in writing, in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any item of the Collateral.

(m) Limitation on Liens on Collateral. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than the Liens created by this Agreement, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

(n) Limitations on Dispositions of Collateral. Without the prior written consent of the Lender, the Grantor will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so.

(o) Notices. The Grantor will advise the Lender promptly, in reasonable detail, (i) of any Lien (other than Liens created hereby) on, or material adverse claim asserted against, Patents, Trademarks, or Copyrights and (ii) of the occurrence of any other event which would reasonably be expected in the aggregate to have a material adverse effect on the aggregate value of the Collateral or the Liens created hereunder.

(6) Lender’s Appointment as Attorney-in-Fact.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Lender, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Lender the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following at any time, and to the extent permitted by law; provided, however, in each case Lender may only take action pursuant to this power of attorney following the occurrence of an Event of Default:

(i) to execute and deliver any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence the Lender’s security interest in any of the Collateral;

(ii) in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any General Intangible (to the extent that any of the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such General Intangible or with respect to any such other Collateral whenever payable;

(iii) to pay or discharge Liens placed on the Collateral, other than Liens permitted under this Agreement; and

(iv) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (G) subject to any pre-existing rights or licenses, to assign any Patent, Trademark, or Copyright constituting Collateral (along with the goodwill of the business to which any such Patent, Trademark, or Copyright pertains), for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Obligations.

(b) Other Powers. The Grantor also authorizes the Lender, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(7) Performance by Lender of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the rate provided in the Credit Agreement, shall be payable by the Grantor to the Lender on demand and shall constitute Obligations secured hereby.

(8) Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Lender, segregated from other funds of the Grantor, and at the request of the Lender shall, forthwith upon receipt by the Grantor, be turned over to the Lender in the exact form received by the Grantor (duly indorsed by the Grantor to the Lender, if required by the Lender) and (b) any and all such proceeds received by the Lender (whether from the Grantor or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for the Obligations (whether matured or unmatured) and/or then or at any time thereafter may be applied by the Lender against, the Obligations then due and owing. Any balance of such proceeds remaining after the payment in full of the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

(9) Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise all rights and remedies of a secured party under the Code, and, to the extent permitted by law, all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances, to the extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Lender’s request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Grantor’s premises or elsewhere. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Trademark Collateral subject to such disposition shall be included, and the Grantor shall supply to the Lender or its designee the Grantor’s know-how and expertise relating to the Collateral subject to such disposition, and the Grantor’s notebooks, studies, reports, records, documents and things embodying the same or relating to the inventions, processes or ideas covered by, and to the manufacture of any products under or in connection with, the Collateral subject to such disposition, and the Grantor’s customer’s lists, studies and surveys and other records and documents relating to the distribution, marketing, advertising and sale of products relating to the Collateral subject to such disposition. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-610 or 9-615 of the Code, need the Lender account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of the Lender, its affiliates or their respective employees or representatives. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

(10) Limitation on Duties Regarding Preservation of Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other person.

(11) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Obligations.

(12) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(13) Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(14) No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(15) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Lender. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Lender and its successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

(16) Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with the notice terms provided in the loan documents between the Grantor and the Lender.

(17) Release of Collateral and Termination. At such time as the payment in full of the Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor.

(18) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, AND ISSUES OF COPYRIGHT, PATENT AND TRADEMARK SHALL BE GOVERNED BY THE U.S. COPYRIGHT ACT, THE U.S. PATENT ACT AND THE U.S. TRADEMARK ACT, RESPECTIVELY.

(19) WAIVER OF JURY TRIAL. THE GRANTOR AND THE LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

ADVANCED PHOTONIX, INC.

By:

Its:

Address: 2925 Boardwalk Ann Arbor, Michigan 48104

Schedule I

TRADEMARKS AND TRADEMARK LICENSES

i)	Existing Trademarks

Trademark	Registration No.	Registration Date

ii)	Trademarks in the Application Process

Trademark	Serial No.	Application Date

Schedule II

PATENTS AND PATENT LICENSES

PATENTS

Patent Number	Issue Date	Title

iii)	PATENTS IN THE APPLICATION PROCESS

Title	Application Date	Application No.

Schedule III

COPYRIGHTS

Title of Work	Registration Number